UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Educational Development Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Educational Development Corporation

Usborne & Kane Miller Books

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of Shareholders
Tuesday, July 24, 2018

EDUCATIONAL DEVELOPMENT CORPORATION
5402 S 122nd E Ave
Tulsa, Oklahoma 74146

June 26, 2018

To The Shareholders of Educational Development Corporation:

You are cordially invited to attend the 2018 annual meeting of shareholders of Educational Development Corporation on Tuesday, July 24, 2018 at our Corporate offices, 5402 S 122nd E Ave, Tulsa, Oklahoma, commencing at 10:00 a.m., Central time.

The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting.  During the annual meeting we will provide a report on our operations, followed by a time for questions and answers.

Whether or not you plan to attend the annual meeting, we encourage you to sign and return the enclosed proxy card as promptly as possible in the enclosed postage paid envelope so that your shares are represented at the meeting.  Regardless of the number of shares you own, your vote is important.

Thank you for your continued interest and support.
Sincerely,
Randall W. White
 Chairman of the Board, President and Chief Executive Officer
Enclosures

EDUCATIONAL DEVELOPMENT CORPORATION
5402 S 122nd E Ave
Tulsa, Oklahoma 74146
(918) 622-4522

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	10:00 a.m. on July 24, 2018

PLACE:	Educational Development Corporation Corporate Office, Executive Conference Room 5402 S 122nd E Ave Tulsa, Oklahoma

ITEMS OF BUSINESS:	(1) To elect two Class II directors
(2) To ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending February 28, 2019
(3) To consider and act upon a proposal to amend the restated certificate of incorporation to increase the authorized common stock of the Corporation
(4) To consider and act upon the proposed management equity incentive plan
(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on the record date, June 18, 2018.

VOTING BY PROXY:
Please submit a proxy as soon as possible so that your shares of our common stock can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the enclosed proxy card.

2018 ANNUAL REPORT:	A copy of our fiscal year 2018 Annual Report is enclosed.

DATE OF MAILING:	This notice, the attached Proxy Statement, the accompanying proxy card and our 2018 Annual Report are first being mailed to shareholders on or about June 26, 2018.

By Order of the Board of Directors

Randall W. White,
Chairman of the Board, President and Chief Executive Officer
Tulsa, Oklahoma
June 26, 2018

QUESTIONS AND ANSWERS

WHO MAY ATTEND THE ANNUAL MEETING?

All shareholders who held shares of our common stock on June 18, 2018 may attend.  If your stock is held in the name of a broker, bank, or other holder of record, often referred to as “in street name,” bring a copy of your brokerage account statement or a proxy card which you can get from your broker, bank, or other holder of record of your stock.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  Randall W. White and Dan O’Keefe have been designated by the Company as proxies for the 2018 Annual Meeting of Shareholders.

WHO CAN VOTE AT THE MEETING?

The record date for the 2018 Annual Meeting of Shareholders is June 18, 2018.  The record date was established by our Board of Directors.  Shareholders of record at the close of business on the record date are entitled to:
(a)  receive notice of the meeting; and
(b)  vote at the meeting and any adjournments or postponements of the meeting.

On the record date, 4,090,034 shares of our common stock were outstanding.  Each shareholder is entitled to one vote for each share of common stock held on the record date, except that cumulative voting is authorized with respect to the election of directors, as further described under “Voting Securities,” in this Proxy Statement.

HOW DO I VOTE?

You may vote in person at the meeting or you may appoint a proxy, by mail, to vote your shares.  If you return a signed card but do not provide voting instructions, your shares will be voted FOR the proposals to be voted on at the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)
By Written Proxy: Shareholders of record can vote by marking, signing, and timely returning the enclosed proxy card. Street name or beneficial holders must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee how to vote.

(b)
 In Person: All shareholders may vote in person at the meeting. Street names or beneficial holders must obtain a legal proxy from their broker, bank, or nominee prior to the meeting in order to vote in person.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares of common stock, as of the record date, must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares of our common stock are counted as present at the annual meeting if the holder of such shares:
(a)  is present and votes in person at the annual meeting; or
(b)  has properly submitted a proxy card.

HOW ARE ABSTENTIONS COUNTED?

Abstentions are counted as present for the purpose of determining the presence of a quorum. Abstentions do not count as votes cast and have no effect on the election of directors.  However, for the ratification of HoganTaylor LLP as our independent auditor, for the approval of the proposed amendment to our certificate of incorporation and of the proposed long-term equity incentive plan, abstentions have the same effect as votes against the proposal.

HOW DO I REVOKE MY PROXY?

You have the right to revoke your proxy at any time before the meeting by:
(a)  notifying our corporate secretary in writing;
(b)  returning a later-dated proxy card; or
(c)  voting in person.

WILL MY STOCK BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your stock may be voted if it is held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions.  Brokerage firms have the authority under the rules of The NASDAQ Stock Market, Inc., or NASDAQ, to vote stock for which their customers do not provide voting instructions on certain “routine” matters.  We believe that the ratification of our independent accounting firm is a routine matter for which brokerage firms may vote stock that is held in the name of brokerage firms but do not have voting instructions from you.

WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy.  If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees.

WHAT HAPPENS IF I DON’T VOTE?

If you do not return your proxy, or vote in person or through a firm, your non-vote will have no effect on the outcome.

WILL ADDITIONAL PROPOSALS BE PRESENTED, OTHER THAN THOSE INCLUDED IN THIS PROXY STATEMENT?

We know of no matters to be presented at the annual meeting other than those included in this notice.  By signing the proxy card you are also giving authority to the persons named on the proxy card to take action on additional matters that may properly come before the annual meeting.  Should any other matter requiring a vote of shareholders arise, the persons named in the accompanying proxy card will vote according to their best judgment.

HOW MANY VOTES ARE NEEDED TO APPROVE OUR PROPOSALS?

The affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote is required for the election of a director. However, other matters that may properly come before the annual meeting may require a majority or more than a majority vote under our by-laws, the laws of the state of Delaware, our Amended and Restated Certificate of Incorporation, or other applicable laws.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card and proxy statement.  Please sign and return all proxy cards to ensure that all your shares of common stock are voted.  We encourage you to have all accounts registered in the same name and address whenever possible.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE SHAREHOLDERS WHO SHARE A SINGLE ADDRESS?

In some cases, only one copy of this Proxy Statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the accompanying 2018 Annual Report to a shareholder at a shared address to which a single copy of the document was delivered.  To request a separate delivery of these materials now or in the future, a shareholder may submit a written request to Corporate Secretary, Educational Development Corporation, 5402 S 122nd E Ave, Tulsa, OK 74146 or an oral request by telephone at (918) 622-4522.  Additionally, any shareholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the 2018 Annual Report, and who would rather receive a single copy of such materials, may instruct us accordingly by directing their request to us in the manner provided above.

WHO BEARS THE COST OF THIS SOLICITATION?

This accompanying proxy is being solicited by and on behalf of our Board of Directors.  We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials.  In addition, we may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares of our common stock for their expenses in forwarding solicitation materials to such beneficial owners.  In addition to sending you these materials, some of our directors, officers and employees may contact you personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise).  No additional compensation will be paid for such services but out-of-pocket expenses may be reimbursed.

WHAT IS THE DIFFERENCE BETWEEN HOLDING STOCK AS A “SHAREHOLDER OF RECORD” AND HOLDING STOCK AS “BENEFICIAL OWNER” (OR “IN STREET NAME”)?

Most shareholders are considered the “beneficial owners” of their stock, that is, they hold their stock through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between stock held of record and stock owned beneficially or in “street name.”

(a)
Shareholder of Record:  If your stock is registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to that stock and proxy materials are sent directly to you by us.  As our shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting.  We have enclosed a proxy card for your vote.

(b)
Beneficial Owner:  If your stock is held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the shareholder of record with respect to those shares).  As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote if you follow the instructions you receive from your broker, bank, or nominee.  You are also invited to attend the annual meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete, and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

VOTING SECURITIES

Our $0.20 par value common stock is the only class of capital stock authorized by its Amended and Restated Certificate of Incorporation.  The number of shares of our common stock which may be voted at the meeting or any adjournment thereof is 4,090,034 shares, which was the number of shares outstanding as of June 18, 2018, the record date.  Each shareholder is entitled to one vote for each share of our common stock held, except that cumulative voting is authorized with respect to the election of directors.  In other words, solely for the purpose of electing directors, each share of our common stock will entitle the holder thereof to a number of votes equal to the number of directors being elected and each shareholder may cast all of his votes for a single nominee, or may distribute them among any two or more nominees.  Votes will be tabulated by an inspector of election appointed by our Board of Directors.

PROPOSAL FOR ACTION AT THE ANNUAL MEETING

Proposal One:
ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall consist of three to fifteen directors, the exact number of which is determined by resolution of the Board of Directors or by the shareholders at the annual meeting.  The Board of Directors has adopted a resolution establishing five (5) as the number of directors of the Company.

Our Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each consisting of as close to one-third of the total directors as possible.  Each class of directors serves a three-year term expiring at the Annual Meeting of Shareholders in the year listed in the table below:

Class II (2018)	Class III (2019)	Class I (2020)
Ron McDaniel	John A. Clerico	Betsy Richert
Dr. Kara Gae Neal	Randall W. White

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ron McDaniel and Dr. Kara Gae Neal for election as Class II directors, to a serve three-year term to expire at the Annual Meeting of Shareholders in 2021, or until successors are duly elected and qualified.  Mr. McDaniel and Dr. Neal are currently serving as directors and have consented to serve for a new term.

Directors in Class I and Class III are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our Amended and Restated Certificate of Incorporation and By-laws.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of the nominee named below, who is currently a director, unless authority to vote for the director is withheld in the proxy.  Although the Board of Directors has no reason to believe that the nominees will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors, unless contrary instructions are given on the proxy.

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required for the election of the directors.  Proxies for which authority to vote for the nominees is withheld and broker non-votes will be tabulated for the purpose of computing the number of shares of our common stock present for purposes of determining the presence of a quorum for the meeting.  They will have no effect on the outcome of the election of the directors.

Your Board of Directors recommends you vote “FOR” the nominees.

Listed below is certain information with respect to the nominees for election as directors and each continuing director.

NOMINEES
Name and Business Experience	Age	Class	Director Since

Ronald T. McDaniel	80	II	2010

Retired Vice President of Sales, Educational Development Corporation, Tulsa, Oklahoma from September 2000 until June 2010.

Dr. Kara Gae Neal	80	II	2011

Current Curriculum Director, School of Urban Education, The University of Tulsa from 2012.  Former Superintendent and CEO of Tulsa Technology Center, Tulsa, Oklahoma from 2008 to 2012.

CONTINUING DIRECTORS

Name and Business Experience	Age	Class	Director Since

John A. Clerico	76	III	2004

Co-founder and Chairman of ChartMark Investments, Inc., an investment management firm, since 2000.  Executive Vice President and Chief Financial Officer of Praxair, Inc., an industrial gas company, from 1992 until 2000.

Randall W. White	76	III	1984

President, Chief Executive Officer and Chairman of the Board of EDC since 1986 and Treasurer of EDC from February 1984.  From 1980 until joining EDC in 1983, Chief Financial Officer of Nicor Drilling Company, Tulsa, Oklahoma, an oil and gas drilling company.

Betsy Richert	66	I	2012

Media Specialist, Tulsa Public Schools, Tulsa Memorial High. Oklahoma Library Association Polly Clarke Award winner.

BOARD OF DIRECTORS

BOARD RESPONSIBILITIES

Our Board of Directors, which is elected by our shareholders, is responsible for directing and overseeing the business and affairs of the Company.  In carrying out its responsibilities, the Board of Directors selects and monitors the top management of the Company, provides oversight of our financial reporting processes and determines and implements our governance policies.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently led by Randall W. White, who is the Chairman of the Board, President and Chief Executive Officer.  The Board has chosen John Clerico to serve as a lead independent director.

The Board currently believes that, in addition to his leadership role as our Chief Executive Officer, Mr. White is the most qualified and appropriate individual to lead our Board as its Chairman at this time and that combining the offices of Chairman of the Board and Chief Executive Officer presently provides the most effective leadership model for our Board and our Company.  In making this determination, the Board has considered, among other factors, Mr. White’s strong leadership skills, his extensive knowledge and experience regarding our operations and the markets in which we compete, as well as his ability to promote communication, to synchronize strategic objectives and activities between our Board and management, and to provide consistent leadership to both our Board and our company as a whole. The Board also believes our current leadership structure ensures significant independent oversight of management, as Mr. White is the only member of the Board who is also an employee of our company and who does not meet the independence criteria set forth in our director independence guidelines and the independence criteria established by the NASDAQ. In addition, our Board has an ongoing practice of holding executive sessions, without management present, as part of each regularly scheduled in-person Board meeting.

CORPORATE GOVERNANCE

The primary goal of our Board is to maximize shareholder value over the long term.  Our Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of our shareholders.  During the past year, our Board of Directors and management have reviewed and updated our corporate governance policies and practices.  Our corporate governance policies and practices are in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and NASDAQ.

We have in place a variety of policies and practices to promote good corporate governance.  Consistent with our Corporate Governance Guidelines, the majority of our Board of Directors is independent in accordance with the rules of NASDAQ and all members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee also meet the NASDAQ guidelines for independence.  The Compensation Committee, which evaluates our CEO’s performance in light of corporate goals and objectives, approves the compensation of the CEO.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the Corporate Governance Guidelines periodically and reporting and making recommendations to the Board concerning corporate governance matters.  Among the matters addressed by the Corporate Governance Guidelines are:

♦          Director Independence - Independent directors shall constitute at least a majority of our Board of Directors.

♦          Monitoring Board Effectiveness - The Corporate Governance Guidelines require that the Board, led by the Nominating and Corporate Governance Committee, conduct an annual self-evaluation of the functioning of the Board and the Board committees.

♦          Executive Sessions of Independent Directors - The non-employee directors regularly meet without management present.

♦          Board Access to Independent Advisors - Our Board of Directors as a whole, and each of its committees separately, have authority to retain such independent consultants, counselors or advisors to the Board or its committees as each shall deem necessary or appropriate.

♦          Board Committees - All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are required to be independent in accordance with NASDAQ Rules.

Copies of our Director Independence Standards, Code of Conduct and Ethics and Audit, Compensation and Nominating and Corporate Governance Committee charters can be found on our website at http://www.edcpub.com.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held four meetings during fiscal year 2018.  All directors attended each of the meetings in person.  Each director attended 100% of the meetings of the Board of Directors and the Board committees on which they served in fiscal year 2018, with this year’s nominees each attending 100% of these meetings.  Under our Corporate Governance Guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company.  Although we have no formal policy, directors are expected to make every effort to attend the annual meeting of shareholders.  Last year, three of our directors attended our annual meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our chief executive officer and principal accounting officer.  During fiscal year 2018, no waivers were granted to any provision of the Code of Conduct and Ethics.  A copy of our Code of Conduct and Ethics is available on our website at http://www.edcpub.com.

INDEPENDENCE OF DIRECTORS

The Board of Directors has determined that each of John A. Clerico, Ron McDaniel, Dr. Kara Gae Neal, and Betsy Richert is “independent” within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.  A copy of our Director Independence Standards is available our website at http://www.edcpub.com.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

You may communicate with our directors, individually or as a group, by writing to Board of Directors, Educational Development Corporation, 5402 S 122nd E Ave, Tulsa, Oklahoma 74146.  All such communications will be forwarded to the relevant director(s), except for solicitations or other matters not related to the Company.

NOMINATION PROCESS

The members of the Nominating and Corporate Governance Committee (the “Committee”), other than incumbent director nominees, discuss the qualifications of the director nominees and the needs of the Company.  The Committee will consider nominees recommended by our directors, officers and shareholders.  In evaluating director candidates, the Committee considers factors that are in the best interests of the Company and its shareholders, including, but not limited to, the knowledge, experience, integrity and judgment of possible candidates for nomination as directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Committee desires to have represented on the Board of Directors, including familiarity with and experience in our specific industry; the NASDAQ’s requirements for directors, including any applicable independence standards and other qualifications and experience; each candidate’s ability to devote sufficient time and effort to his or her duties as a director of the Company and, where applicable, prior service as a director of the Company.  There are, however, no stated minimum criteria for director nominees.  The Committee recommends candidates to the Board of Directors for election at the annual meeting of shareholders.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

The Nominating Committee of the Board of Directors will consider candidates for director nominees that are recommended by shareholders of the Company in accordance with the procedures set forth below. Any such nominations should be submitted to the Nominating Committee of the Board of Directors in care of the Corporate Secretary, Educational Development Corporation, 5402 S 122nd E Ave, Tulsa, OK. 74146 and accompany it with the following information:

♦          Appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

♦          The name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholder(s).

The written recommendation should be submitted at least nine months prior to the next regularly scheduled Annual Meeting of Shareholders in order the provide the Nominating Committee sufficient time to review the candidate and his or her qualifications and to make their recommendation to the Board of Directors.

COMPENSATION OF DIRECTORS

Name	Fees earned or paid in cash($)	Stock Awards($)	Option Awards($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation($)	Total($)
Ronald T. McDaniel	2,000						2,000
Dr. Kara Gae Neal	2,000						2,000
John A. Clerico	1,600						1,600
Randall W. White	0						0
Betsy Richert	1,600						1,600

As compensation for all services rendered as a director of the Company, the Company has a standard arrangement whereby a director who is not also an officer of the Company is paid $400 for each directors’ meeting attended in person.  Each director who is not also an officer of the Company and who is a member of and attends a meeting of a Committee of the Board of Directors held separate from the Board of Directors meeting is paid $150 for such attendance.  Directors are not paid for directors meetings or committee meetings held by means of conference calls.

We do not have any formal policies or procedures relating to granting options or stock to the members of our Board of Directors as a part of compensating such members for their service on our Board of Directors.  However, from time to time in the past, we have granted options to the members of our Board of Directors.

COMMITTEES OF BOARD OF DIRECTORS

The Executive Committee is responsible for assisting management in establishing long-range plans, budgets and marketing and development plans.  A written charter governs its activities.  The Executive Committee consists of Messrs. Clerico, McDaniel and White.  No separate meetings of this committee were held during the fiscal year ended February 28, 2018.  All committee actions were taken by the Board of Directors as a whole during the regular Board of Directors’ meeting.

The Compensation Committee is composed of independent directors (as defined by NASDAQ) and is responsible for determining the compensation of our executive officers and administering our equity compensation plans.  A written charter governs its activities.  The Compensation Committee consists of Mr. Clerico, Mr. McDaniel, Ms. Richert and Dr. Neal.  The Committee held three meetings during the fiscal year ended February 28, 2018 (see Report of the Compensation Committee elsewhere in this Proxy Statement).

The Audit Committee is composed of independent directors (as defined by NASDAQ).  The Audit Committee consists of Mr. Clerico, Mr. McDaniel, Ms. Richert and Dr. Neal.  Mr. Clerico serves as the audit committee’s financial expert and chairman of the Committee and, as is discussed in greater detail below, qualifies as independent under the NASDAQ listing standards.  A written charter governs their activities.  The Audit Committee reviews our financial statements and any audit reports from the independent registered public accountants.  The Audit Committee annually considers the qualifications of the independent registered public accountants of the Company and makes recommendations to the Board on the engagement of the independent registered public accountants.  The Audit Committee held four meetings during the fiscal year ended February 28, 2018 for the purpose of reviewing our quarterly and annual results.  Also, the Committee met four times with the independent registered public accountants (see Report of the Audit Committee elsewhere in this Proxy Statement) during the fiscal year ended February 28, 2018 for the purpose of reviewing our quarterly and annual results.

The Nominating and Corporate Governance Committee is currently comprised of Mr. Clerico, Mr. McDaniel, Ms. Richert and Dr. Neal, each of whom qualifies as “independent” under the rules of NASDAQ, with Mr. Clerico serving as chairman.  Their activities are governed by a written charter.  The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, reviewing candidates recommended by our shareholders, recommending to the Board the director nominees for the annual meeting of shareholders, developing and recommending to the Board a set of corporate governance principles and playing a general leadership role in our corporate governance.  One meeting of this Committee was held during the fiscal year ended February 28, 2018.

The Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee charters can each be found on our website at http://www.edcpub.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2018, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries.  None of our executive officers or members of our Board of Directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 18, 2018, the number of shares of our common stock held by any persons known to our management to be beneficial owners of more than 5% of our outstanding common stock, and the number of shares of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

Name of Individual or group	Amount of Beneficial Ownership	Percent of Class (1)
Charles Schwab & Co, Inc
2423 E Lincoln Drive
Phoenix, AZ 85016-1215	485,179	11.9%
Goldman Sachs & Co, LLC
30 Hudson Street
Jersey City, NJ 07302	317,040	7.8%
National Financial Services, LLC
499 Washington Blvd
Jersey City, NJ 07310	376,441	9.2%

John A. Clerico	26,000	*
Ron McDaniel	3,800	*
Randall W. White	722,417	17.7%
Craig White	213,553	5.2%
Dan O’Keefe	2,662	*
All directors and executive officers as a group (7 persons)	968,432	23.6%

*less than 1 percent

(1)
The Percent of Class was calculated on the basis of the number of outstanding shares plus the number of shares which may be acquired by such person or group pursuant to stock options which are currently exercisable or which become exercisable within 60 days, however, shares which may be acquired by such person or group pursuant to currently exercisable stock options are not deemed outstanding for purposes of computing the Percent of Class for shares beneficially owned by any other person or group.

SECTION 16 (A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC and to furnish the Company with a copy of each such report.  Specific due dates for these reports have been established and we are required to disclose in this proxy statement any failure to file by these dates during and with respect to fiscal year 2018.  To our knowledge, based solely on review of the copies of such reports furnished to us, during and with respect to fiscal year 2018, all Section 16(a) filing requirements were satisfied.

EXECUTIVE OFFICERS OF THE REGISTRANT

The name, age, period of service and title of each of our executive offices as of June 1, 2018, are listed below.

Randall W. White
President, Chief Executive Officer  and Chairman of the Board (“CEO”)
Age: 76
President, Chief Executive Officer and Chairman of the Board of EDC since 1986 and Treasurer of EDC from February 1984. From 1980 until joining EDC in 1983, Chief Financial Officer of Nicor Drilling Company, Tulsa, Oklahoma, an oil and gas drilling company.

Dan O’Keefe
Chief Financial Officer and Corporate Secretary (“CFO”)
Age: 49
Chief Financial Officer and Corporate Secretary since 2017.  Prior to joining EDC, Mr. O’Keefe was the Vice President-Finance from August 2015 through September 2016 of Tulsa Inspection Resources, LLC, an oilfield services company.  Mr. O’Keefe held the positions of Chief Financial Officer and Corporate Secretary of Tulsa Inspection Resources, LLC from September 2010 to August 2015.

Craig White
Vice President Information Technology (“VP of IT”)
Age: 49
Vice President Information Technology since 1994.  Randall W. White and Craig White are father and son, respectively.  There are no other family relationships among our executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation($) (1)(2)	Total($)
Randall W. White - CEO	2018	218,200	50,400					4,600	273,200
	2017	160,000	25,000					12,200	197,200

Dan O’Keefe - CFO	2018	174,000	400					200	174,600
	2017	(3)	(3)					(3)	(3)

Craig White – VP of IT	2018	117,700	28,400					7,100	153,200
	2017	105,000	13,000					13,600	131,600

(1) Does not include the value of perquisites or other personal benefits because the aggregate amount of such compensation, if any, did not exceed the lesser of $25,000 or 10% of the annual salary and bonus in any of the three fiscal years reported in the Summary Compensation Table.

(2) The difference between the cost of Company shares acquired by the executive officer in the EDC Employee’s 401(k) Plan and the market value of those shares at the time of acquisition.

(3) Mr. O’Keefe’s annual compensation for the fiscal year ended February 28, 2017 did not exceed $100,000 and he has no employment contract and thus, is not disclosed in the Executive Compensation table as permitted under Item 402(m)(2) of Regulation S-K.

ANNUAL BONUSES

The Company has not had a formal policy regarding bonuses, and payment of bonuses has been purely discretionary and is largely based on the recommendations of the Compensation Committee.   The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each named executive officer.

COMPENSATION COMMITTEE REPORT

The fundamental philosophy of our compensation program is to offer competitive compensation opportunities for our executive officers, based primarily on the individual executive’s personal performance relative to his or her area of responsibility and the contribution to our short-term and long-term strategic objectives.  This philosophy is further driven by the concept of rewarding the executive officers through a cash bonus program and a stock option program when the Company is profitable.

Each compensation package for an executive officer of the Company drawing over $100,000 per year is reviewed annually by the Compensation Committee and submitted to the Board of Directors for their approval.

The foundation of our executive compensation program is based upon the promotion of our short-term and long-term business objectives, the creation of a performance-oriented environment, and the enhancement of shareholder value through the greatest achievable profitability.  The elements of our executive compensation program are: base salary compensation, cash bonus compensation and stock options.

Base salary compensation is intended to compensate the executive officers at a level commensurate with their responsibilities and contribution to the short- and long-term objectives of the Company.  The Compensation Committee further takes into account the local and general economic conditions, future business prospects, and length of employment with the Company.  Both the cash bonus compensation program and the stock option program are based upon the profitability of the Company and other considerations including sales levels, earnings per share levels and return on equity.

In its annual review of executive officer compensation for fiscal 2018, the Committee considered the salary and bonus of the Company’s Chief Executive Officer, Randall W. White, in light of the Company’s overall performance for fiscal 2018 and the performance of the CEO relative to the long-term objectives of the Company.  Based on that review, a cash bonus related to performance for fiscal 2018 was authorized.

John A. Clerico, Chairman
Betsy Richert
Ron McDaniel
Dr. Kara Gae Neal

OPTION EXERCISES DURING FISCAL YEAR ENDED
FEBRUARY 28, 2018 AND OPTION VALUES AT FEBRUARY 28, 2018

The following table sets forth certain information with respect to options exercised by our named executive officers during the fiscal year ended February 28, 2018, and the number and value of unexercised stock options held at the end of the fiscal year.

Name	Shares Acquired on Exercise	Value Realized (2)	Number of Securities Underlying Unexercised Options at FY-End February 28, 2018(1)	Value of Unexercised In-the-Money Options At FY-End February 28, 2018 (1)(3)
Randall W. White	- 0 -	$0	- 0 -	$0
Dan O’Keefe	- 0 -	$0	- 0 -	$0
Craig White	- 0 -	$0	- 0 -	$0

(1) All unexercised options were exercisable as of February 28, 2018.

(2) Calculated by multiplying the number of shares acquired on exercise times the difference between (a) the closing stock price of the Common Stock at the exercise date and (b) the per share option exercise price.

(3) Calculated by multiplying the number of unexercised options times the difference between (a) the closing stock price of the Common Stock at February 28, 2018 and (b) the per share option exercise price.

COMPENSATION PLANS

The following table sets forth the securities authorized for issuance under our equity compensation plans (including individual compensation arrangements) as of February 28, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,000	$5.25	- 0 -
Equity compensation plans not approved by security holders	- 0 -	- 0 -	- 0 -
Total	5,000	$5.25	- 0 -

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of the four directors named below.  Each member of the Audit Committee is an independent director as defined by NASDAQ rules.  A written charter adopted by the Board of Directors governs the Audit Committee’s activities.  The Audit Committee has reviewed and discussed our audited financial statements with management, which has primary responsibility for the financial statements.

HoganTaylor LLP is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee has discussed with HoganTaylor LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements.  The Audit Committee has received the written disclosures and the letter from HoganTaylor LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with HoganTaylor LLP their independence from the Company.  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2018 and in our fiscal year 2018 Annual Report to Shareholders.

Submitted by the members of the Audit Committee of the Board of Directors,
John A. Clerico, Chairman
Betsy Richert
Ron McDaniel
Dr. Kara Gae Neal

OTHER INFORMATION

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended February 28, 2018 and February 28, 2017 by our independent registered public accountants HoganTaylor LLP and other accounting firms.

	Fiscal Year	Fiscal Year
	2018	2017
Audit Fees (1)	$143,000	$166,000
Audit related fees	0	0
Tax fees (2)	9,000	11,250
All other fees (3)	14,290	0
Total	$166,290	$177,250

(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as review of our interim unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.
(2) Tax fees consist of tax compliance, tax planning or tax advice.
(3) Other fees consist of third party services performed to assist the Company in reviewing and calculating research and development costs for tax credit application purposes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Board of Directors, upon recommendation of the audit committee, has appointed HoganTaylor LLP as our independent registered public accounting firm for the year ending February 28, 2019.  HoganTaylor LLP was our independent accountant for the year ended February 28, 2018.

Although the selection and appointment of independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors has determined to ask our shareholders to approve this appointment.

Proposal Two:
PROPOSAL FOR THE RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Proposal Two to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending February 28, 2019, will be determined from “votes cast”.  “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to the proposal.  Abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal Two.

Representatives from HoganTaylor LLP are expected to be present at the annual meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent registered public accountants.  The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent registered public accountants.  On an ongoing basis, our management presents specific projects and categories of service, including services that will generate fees classified as “tax” and “all other fees,” to the Audit Committee for which advance approval is requested.  The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of our independent registered public accountants for such services.  On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

Your Board of Directors recommends that you vote “FOR” the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending February 28, 2019.

Proposal Three:
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
 OF EDUCATIONAL DEVELOPMENT CORPORATION COMMON STOCK

On May 25, 2018, the Board of Directors voted to recommend to our shareholders that the number of authorized shares of the company’s common stock be increased from 8,000,000 shares to 16,000,000 shares in preparation for a future stock split. The stock split would be effected in the form of a stock dividend of one share of our common stock for each share of our common stock outstanding on the record date for the stock split. The stock split would be conditioned upon approval by our shareholders of the proposed amendment.

REASONS FOR THE PROPOSED AMENDMENT

The principal reason for the proposed amendment is to prepare for a future stock split. As of June 18, 2018, 6,046,040 shares of our common stock, $0.20 par value, were issued, of which 4,090,034 shares were outstanding and 1,956,006 shares were held by the Company as treasury shares.  The Board of Directors is recommending this proposal to increase the number of authorized shares as there are not sufficient available unissued shares to effectuate the planned stock split and, accordingly, has conditioned the stock split on approval of the proposed amendment by our shareholders.
Assuming the increase in the number of authorized shares of common stock and the stock split were effective as of June 18, 2018, 8,180,068 shares would be outstanding, 3,912,012 shares would be held by the Company as treasury shares and 3,907,920 would be unissued and unreserved, and authorized and available for issuance by the Company.  Our Board believes that it is in the best interest of the Company and its shareholders to increase the number of authorized shares of our common stock in order to implement the stock split and to maintain, following the split, sufficient authorized but unissued and unreserved shares available for issuance to meet valid business needs as they arise.  Such business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by our Board in the future. If the proposed amendment is approved, the additional shares will be available for issuance from time to time by the Company, in the discretion of our Board, without further authorization or vote of the Company’s shareholders unless such authorization is required by law or the rules of NASDAQ or any other securities exchange on which shares of our common stock are then listed.

Our Board believes that the proposed amendment to increase the number of authorized shares of common stock will, after the split, make available a sufficient number of authorized but unissued shares should we decide to use shares of our common stock for one or more of the referenced corporate purposes or otherwise. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

PURPOSE OF THE STOCK SPLIT

The proposed split of our common stock is intended to result in a trading range for our common stock that is more attractive to certain investors, is expected to increase the daily trading volume and is more consistent with that of the company’s overall market capitalization peer group. The closing price of the company’s common stock on the NASDAQ  on June 18, 2018, was $19.45 per share, and trading prices in the month of May 2018 ranged from $19.45 to $25.80 per share. These trading prices are higher than that of many other small cap companies, including many in our peer group, and may be less attractive to certain investors.

STOCK SPLIT IMPLEMENTATION

If the proposed amendment is approved, holders of record of our common stock as of the close of business on August 22, 2018 will receive, as a stock dividend, one additional share of common stock for each share of common stock owned as of that date. The shareholders of the company as of the stock split record date will not pay, and the company will not receive, any payment or other consideration for the additional shares that will be issued or the adjustments that will be made pursuant to the stock split. A shareholder’s equity interest in the company will not increase as a result of the stock split. The company will follow the appropriate NASDAQ procedures for listing of the additional shares of common stock to be issued if the proposed amendment is approved.

HOLDERS OF OUR COMMON STOCK SHOULD RETAIN THEIR COMMON STOCK CERTIFICATES ISSUED BEFORE THE STOCK SPLIT RECORD DATE, AND THOSE CERTIFICATES ISSUED PRIOR TO THAT DATE WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES OF COMMON STOCK EVIDENCED BY THE CERTIFICATE.

American Stock Transfer, our stock transfer agent, will deliver the additional shares of common stock that each holder of common stock as of the split record date is entitled to receive as a result of the stock split registered in uncertificated book-entry form (unless a shareholder requests a certificate as described below). As a result, instead of receiving common stock certificates, shares will be held with American Stock Transfer, which will serve as the record keeper for all shares of common stock being issued in connection with the stock split and shareholders will receive account statements reflecting their ownership interest in such shares. Any shareholder who wants to receive a physical certificate evidencing shares of common stock issued in the stock split will be able to obtain a certificate at no charge by contacting American Stock Transfer at 718-921-8300 ext. 6462.
Holders of common stock whose shares are held in the name of a broker, bank or other holder of record in “street name” also will not receive certificates representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures used by their broker or nominee.

ACCOUNTING EFFECTS OF THE PROPOSED STOCK SPLIT

If the proposed amendment is approved, an amount equal to the par value of shares issued in the stock split will be transferred from the company’s additional paid-in capital account to its common stock account. The $0.20 par value of our common stock will not change.

TAX EFFECTS OF THE STOCK SPLIT

The company has been advised that the proposed stock split will result in no gain or loss or realization of taxable income to owners of our common stock under existing United States federal income tax laws. The tax basis of each share of common stock held immediately before the stock split will be allocated pro rata between the original share and the new share of common stock distributed with respect to the original share. Each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and stockholders are urged to consult their own tax advisers.

ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

In addition to the corporate purposes described above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. As is presently the case, availability for issuance of additional shares of our common stock could enable the Board to render more difficult or discourage an attempt to obtain control of the company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the company. In addition, the increased shares authorized by the proposed amendment could permit our Board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable by our Board, although perceived to be desirable by some shareholders. Our Board has not proposed the amendment with the intention of discouraging any takeover attempt and has no current plans or commitments to issue additional shares of common stock other than in connection with the stock split and the company’s planned equity-based compensation (Proposal Four), incentive and benefit programs.

ADDITIONAL EFFECTS OF THE STOCK SPLIT

Upon completing the stock split, appropriate adjustments will be made to stock options and to be awarded under our planned equity-based compensation, incentive and benefit programs.  Under Delaware law, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to the company’s Amended and Restated Certificate of Incorporation. Further, our shareholders do not have pre-emptive rights, which means they do not have the right to purchase shares in any future issuance of common stock in order to maintain their proportionate equity interests in our company.   Although the Board will authorize the further issuance of common stock after the stock split only when it considers such issuance to be in the best interests of the Company and our shareholders, shareholders should recognize that any such issuance of additional stock will have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and the equity and voting rights of holders of shares of common stock.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote. Abstentions will have the effect of a vote against the proposal.

Your Board of Directors recommends that you vote “FOR” amending the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company,

Proposal Four:
2019 LONG TERM INCENTIVE STOCK PLAN

A motion will be presented at the Annual Meeting to approve the 2019 Long Term Stock Incentive Plan (the “2019 LTI Plan” or the “Plan”), under which certain Officers and key employees may be granted restricted stock.  The 2019 LTI Plan was approved by the Board of Directors by a unanimous consent on May 25, 2018, subject to shareholder approval. The Plan covers an aggregate of 300,000 shares of the Company’s Common Stock.  Awards of stock pursuant to the Plan must be made on or before February 28, 2022.

The Board of Directors recommends that shareholders approve the 2019 LTI Plan.  The Board of Directors expects the 2019 LTI Plan will help us compete for, motivate, and retain high caliber executive, administrative, and professional employees.  The Board of Directors also expects it is in the best interest of EDC and its shareholders to approve the 2019 LTI Plan.   The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the proposed 2019 LTI Plan.

BRIEF DESCRIPTION OF THE 2019 LTI PLAN

The following summary of the 2019 LTI Plan is qualified in its entirety by the specific language of the 2019 LTI Plan, a copy of which is attached as Appendix A to this proxy statement.  Capitalized terms used in this proposal and not otherwise defined have the meanings set forth in the Plan.
Some key features of the Plan of interest to shareholders, which are described more fully below, include:

•	limit on the number of shares that may be awarded in the plan,
•	vesting period of five years following any restricted stock award granted under the plan,
•
a provision requiring the Board to review and seek recoupment of any performance-based awards made to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for a significant restatement of our financial results.

PURPOSE

The 2019 LTI Plan is intended to allow selected employees and officers to acquire or increase equity ownership, thereby strengthening their commitment to our success and stimulating their efforts on our behalf, and to assist us in attracting new employees and officers and retaining existing employees and officers. The Plan is also intended to provide annual incentive compensation opportunities to designated executives that are competitive with those of other major corporations, to optimize our profitability and growth through incentives that are consistent with our goals.

ADMINISTRATION

The Compensation Committee of the Board of Directors of the Company (the “Plan Committee”), will be responsible for the administration of the 2019 LTI Plan.  It is expected that the Plan Committee will be constituted to comply with the “non-employee director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. The Plan Committee shall have full power and authority to designate participants, to establish the number of shares which will be granted, and to construe, interpret and supervise administration of the 2019 LTI Plan.  Awards of restricted stock may be made by the Plan Committee to designated participants up to the initial aggregate of 300,000 shares of the Company’s Common Stock. The fair market value of the total number of shares included in the 2019 LTI Plan was approximately $5,835,000 on June 18, 2018.

ELIGIBILITY

Officers and key employees of the Company who shall be in a position, in the opinion of the Plan Committee, to make contributions to the growth, management, protection and success of the Company are eligible to be a participant in the 2019 LTI Plan.  Only persons who are employees of the Company are eligible to be granted restricted shares under the Internal Revenue Code.  As of June 18, 2018, we had approximately 192 employees and officers, and management estimates that approximately 10% of such employees and officers, or about 20 people, will be eligible to participate in the 2019 LTI Plan.

AWARDS OF RESTRICTED SHARES

The 2019 LTI Plan provides for the awards of restricted stock based on the Company achieving three escalating annual Net Revenues targets over a three-year period.  The first award of 100,000 shares of restricted stock will be made for exceeding the initial annual Net Revenues target of $100,000,000.  The second award of an additional 100,000 shares of restricted stock will begin to be awarded for exceeding annual Net Revenues of $112,500,000 up to the full award of shares for reaching the second targeted annual Net Revenues of $130,000,0000.  The third award of 100,000 shares of restricted stock will begin to be awarded for exceeding annual Net Revenues of $146,250,000 up to the full award of shares for reaching the third targeted annual Net Revenues of $160,000,000.  Should the Company’s annual Net Revenues exceed $160,000,000 in any of the three years under the plan, the 2019 LTI Plan calls for the full award of the 300,000 shares of restricted stock to be issued.  Awards of restricted stock will be made based on interpolation for years that Net Revenues exceed an established Net Revenues target but do not fully reach the next Net Revenues target.  Net Revenues under the Plan is defined as Gross Sales, less Discounts plus Transportation Revenue, similarly as presented on the Company’s Statement of Earnings.  It is not possible to know whether these targets will be satisfied, and we therefore cannot determine the number of shares of restricted stock that will be issued under the 2019 LTI Plan or the value of the shares that may be issued.

Awards under the plan will be granted to participants after the completion of the fiscal year and the completion of the annual audit.  A grantee receiving shares of restricted stock will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends on the shares.  Any quarterly cash dividends declared after the restricted stock award is made but before the vesting period is completed, will be reinvested in Company shares through the purchase of Treasury Stock at the opening trading price on the dividend payment date.  Shares purchased with quarterly cash dividends will also retain the same restrictions until the completion of the original vesting period associated with the awarded shares.  Grantees may request removal of the restrictions on the stock certificates following the completion of five years of service from the grant date.  Any grantee failing to complete the required additional five years of service, subject to certain vesting exceptions, will forfeit their award.

In the event of a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), or other form of recapitalization including: forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction or event that affects the common stock (but only if the transaction or event does not involve the receipt of consideration by the Company), then the Plan Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the rights of awardees, make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding).

FORFEITURE OR RELEASE OF RESTRICTED SHARES DURING VESTING PERIOD

All shares awarded under the 2019 LTI Plan will bear a restricted legend and will be prohibited from transfer until the completion of the vesting period.  During this time, the awarded shares may be forfeited or have their restrictions released by the Plan Committee based on the following:

(i)	termination of employment for any reason other than death, disability but not exceeding five (5) years from the date of the award will result in immediate forfeiture of any awarded shares;

(ii)	during the participant’s employment as the Plan Committee elects to cancel the participant’s award because of actions by such employee deemed inimical to the best interests of the Company;

(iii)
in the case of death during employment, before the expiration of the later of one (1) year after death, or the full vesting of the award is completed, the restrictions will be released and the shares will be transferred to the estate of the decedent;

(iv)
in the case of disability during employment, the expiration of the later of one (1) year after termination of employment or the full vesting of the award is completed, the restrictions will be released and the shares will be transferred to the former employee.

TRANSFERABILITY

Restricted Stock awards granted under the 2019 LTI Plan are not transferable by the employee except by will or the laws of descent and distribution, or upon approval by the Plan Committee for estate or tax planning purposes.

CHANGE OF CONTROL
Upon a change in control of the Company, representing the acquisition of a majority of outstanding shares by one individual or firm, all restricted stock awards shall become fully vested and free of all restrictions.

PLAN AMENDMENT TERMINATION

The Board of Directors may terminate the 2019 LTI Plan at any time and may amend the 2019 LTI Plan from time to time in such respects as the Board of Directors may deem advisable.

FEDERAL INCOME TAX CONSEQUENCES

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the 2019 LTI Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees. With respect to restricted stock awards granted under the Plan that are restricted stock as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier.   At that time, the Company will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than on the lapse of restrictions on transferability or the substantial risk of forfeiture.

Section 409A was added to the Internal Revenue Code of 1986, as part of the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income by the grantee to the extent not subject to a substantial risk of forfeiture. Section 409A makes important changes in the law governing deferred compensation, including expanding the types of arrangements and plans that are deemed to constitute deferred compensation. Under Section 409A a grantee receiving deferred compensation may be subject to additional income taxation on amounts deferred and the Company has certain reporting obligations relating to payment of deferred compensation. Even where the Plan Committee determines in its discretion that it is desirable to comply with Section 409A and attempts to structure awards accordingly, awards under the Plan may not in certain cases comply with Section 409A. In order to increase the likelihood of compliance in those situations where the Committee deems compliance desirable, both the Plan and outstanding award agreements will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the award, or, only if necessary because an amendment would not avoid the additional income tax rescinded. Any of these actions may be taken by the Committee without the consent of any grantee.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state, and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.
Vote Required

Adoption of the proposed Plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.
Your Board of Directors recommends you vote “FOR” approval of the Educational Development Corporation 2019 Long Term Incentive Plan.

SHAREHOLDER PROPOSALS

The rules of the SEC govern when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders.  Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2019 Annual Meeting of Shareholders should be received by our Corporate Secretary no later than February 23, 2019.  Only those shareholder proposals eligible for inclusion under the rules of the SEC will be included in our proxy statement.

In addition, if a shareholder wishes to present a proposal at the 2019 annual meeting that will not be included in our proxy statement and the Company is not notified prior to May 15, 2019, then the proxies solicited by our management for the 2019 annual meeting will include discretionary authority to vote on the proposal in the event that it is properly brought before the meeting.

ANNUAL REPORT AND FORM 10-K

The proxy statement is accompanied by the Annual Report of the Company for its fiscal year ended February 28, 2018.  Shareholders are referred to such Annual Report for information about our business and activities, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

Copies of our Annual Report on Form 10-K filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, will be provided without charge to record or beneficial owners of shares of our common stock entitled to vote at the meeting.  Written requests for copies of said report should be directed to Randall W. White, Chairman of the Board, President, Chief Executive Officer of the Company, at our corporate headquarters located at 5402 S 122nd E Ave, Tulsa, Oklahoma 74146-6515

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 24, 2018

• The proxy statement and annual report to shareholders are available at www.edcpub.com.

OTHER MATTERS

Management does not intend to present and does not have any reason to believe that others will present at the annual meeting any item of business other than as stated in the Notice of Annual Meeting of Shareholders.  If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying form of Proxy to vote the shares of our common stock represented thereby in accordance with their best judgment and discretionary authority to do so is included in the Proxy.

By order of the Board of Directors
Randall W. White
Chairman of the Board, President
and Chief Executive Officer

Tulsa, Oklahoma
June 26, 2018

Educational Development Corporation

Usborne & Kane Miller Books

5402 S 122nd E Ave
Tulsa, OK  74146
www.edcpub.com

Appendix A

Educational Development Corp

2019 Long-Term Incentive Plan

(Effective Upon Approval of Shareholders)

Administration:

The Compensation Committee of the Board of Directors of the Company (the “Plan Committee”), will be responsible for the administration of the 2019 Long Term Incentive Plan (“2019 LTI Plan”).  The Plan Committee will be constituted to comply with the “non-employee director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. The Plan Committee shall have full power and authority to designate participants, to establish the number of shares which will be granted, and to construe, interpret and supervise administration of the 2019 LTI Plan.  Awards of restricted stock may be made by the Plan Committee to designated participants up to the initial aggregate of 300,000 shares of the Company’s Common Stock.

Plan Participants:

Participation in the long-term incentive plan is limited to members of the executive team and other members of management of EDC. Participants will be selected by the CEO/President and approved by the Compensation Committee of the Board of Directors.

Restricted Stock Awards:

Stock Awards are tied to two factors – 1) Company Performance and 2) Service

•	Performance – 100% weighting
•	Continued years of service – Stock awards earned under the LTI Plan will cliff vest after 5 years of continued employment

1.	Performance (100% Weight): The metric for Company Performance will be EDC growth as measured through annual Net Revenues:

 a) $100 mil. in annual Net Revenues
 b) $130 mil. in annual Net Revenues
 c) $160 mil. in annual Net Revenues

As these Company growth targets are achieved, shares of Company stock will be awarded.  Awards of shares will be delayed if the Company does not achieve a minimum pre-tax profit of 3.0% in any fiscal year.  Delayed awards will be made to participants upon the Company achieving the minimum profitability during the next completed fiscal year.  Awards of shares will be made as follows:

a)
100,000 shares will be available to awarded to participants for achieving $100 mil. Net Revenues target.  The shares will be restricted from transfer or sale until the participant completes an additional five years of service from the award date.

b)
100,000 additional shares will be available for exceeding $100 mil. Net Revenues up to the $130 mil. Net Revenues target.  The shares will be restricted from transfer or sale until the participant completes an additional five years of service from the award date.

c)
100,000 additional shares will be available for exceeding $130 mil Net Revenues up to the $160 mil. Net Revenues target.  The shares will be restricted from transfer or sale until the participant completes an additional five years of service from the award date.

Awarding of shares for performance levels that fall between the targeted Net Revenues levels each year will be determined through interpolation, so long as at least a 12.5% increase in Net Revenues over the previous target is achieved.

•
For example, if $125 mil. in Net Revenues is achieved in FY-19, then the award available to participants will be 183,333 shares. ($125 mil. represents a 83.3% completion in the progress from $100 mil Net Revenues to the next target of $130 mil Net Revenues, representing an additional 83,333 shares over the 100,000 shares awarded for reaching the $100,000,000 threshold)

2.	Time Vesting: The awarded shares will “cliff vest” to the participants after the completion of a five-years of continuous employment from the award date.

Awards under the plan will be granted to participants after the completion of the fiscal year and the completion of the annual audit.  A grantee receiving shares of restricted stock will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends on the shares.  Any quarterly cash dividends declared after the restricted stock award is made but before the vesting period is completed, will be reinvested in Company shares through the purchase of Treasury Stock at the opening trading price on the dividend payment date.  Shares purchased with quarterly cash dividends will also retain the same restrictions until the completion of the original vesting period associated with the awarded shares.  Grantees may request removal of the restrictions on the stock certificates following the completion of five years of service from the grant date.  Any grantee failing to complete the required additional five years of service, subject to certain vesting exceptions, will forfeit their award.

In the event of a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), or other form of recapitalization including: forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction or event that affects the common stock (but only if the transaction or event does not involve the receipt of consideration by the Company), then the Plan Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the rights of awardees, make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding).

Term and Award Limits:

The term of the 2019 LTI Plan is for three consecutive years;  fiscal years 2019, 2020 and 2021.   Awards of shares will be made based on the Net Revenues performance in each of these years.  Regardless of how the progression to the three Net Revenues target first occurs, no more than the 300,000 shares can be awarded for achieving all growth targets.

Forfeiture or Release:

All shares awarded under the 2019 LTI Plan will bear a restricted legend and will be prohibited from transfer until the completion of the vesting period.  During this time, the awarded shares may be forfeited or have their restrictions released by the Plan Committee based on the following:

(i)    termination of employment for any reason other than death, disability but not exceeding five (5) years from the date of the award will result in immediate forfeiture of any awarded shares;

(ii)   during the participant’s employment as the Plan Committee elects to cancel the participant’s award because of actions by such employee deemed inimical to the best interests of the Company.  Such conditions would include but not be limited to personally responsible for the fraud or intentional misconduct that caused the need for a significant restatement of our financial results;

(iii)   in the case of death during employment, before the expiration of the later of one (1) year after death, or the full vesting of the award is completed, the restrictions will be released and the shares will be transferred to the estate of the decedent;

(iv)   in the case of disability during employment, the expiration of the later of one (1) year after termination of employment or the full vesting of the award is completed, the restrictions will be released and the shares will be transferred to the former employee.

Transferability:

Restricted Stock awards granted under the 2019 LTI Plan are not transferable by the employee except by will or the laws of descent and distribution, or upon approval by the Plan Committee for estate or tax planning purposes.

Change of Control:

Upon a change in control of the Company, representing the acquisition of a majority of outstanding shares by one individual or firm, all restricted stock awards shall become fully vested and free of all restrictions.

Plan Amendment Termination:

The Board of Directors may terminate the 2019 LTI Plan at any time and may amend the 2019 LTI Plan from time to time in such respects as the Board of Directors may deem advisable.

Federal Income Tax Consequences:

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the 2019 LTI Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees. With respect to restricted stock awards granted under the Plan that are restricted stock as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier.   At that time, the Company will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than on the lapse of restrictions on transferability or the substantial risk of forfeiture.

Section 409A was added to the Internal Revenue Code of 1986, as part of the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income by the grantee to the extent not subject to a substantial risk of forfeiture. Section 409A makes important changes in the law governing deferred compensation, including expanding the types of arrangements and plans that are deemed to constitute deferred compensation. Under Section 409A a grantee receiving deferred compensation may be subject to additional income taxation on amounts deferred and the Company has certain reporting obligations relating to payment of deferred compensation. Even where the Plan Committee determines in its discretion that it is desirable to comply with Section 409A and attempts to structure awards accordingly, awards under the Plan may not in certain cases comply with Section 409A. In order to increase the likelihood of compliance in those situations where the Committee deems compliance desirable, both the Plan and outstanding award agreements will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the award, or, only if necessary because an amendment would not avoid the additional income tax rescinded. Any of these actions may be taken by the Committee without the consent of any grantee.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of foreign, state, and local tax laws. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

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